Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated August 14, 2026 relating to the Class A Common Stock, $0.001 par value per share, of Kura Sushi USA, Inc. shall be filed on behalf of the undersigned.

DIVISADERO STREET CAPITAL MANAGEMENT, LP

By: Divisadero Street Capital, LLC, its general partner

By:	/s/ William Zolezzi
Name: William Zolezzi
Title: Manager

WILLIAM ZOLEZZI

By:	/s/ William Zolezzi

DIVISADERO STREET PARTNERS, L.P.

By: Divisadero Street Partners GP, LLC, its general partner

By:	/s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET PARTNERS GP, LLC

By:	/s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET CAPITAL, LLC

By:	/s/ William Zolezzi
Name: William Zolezzi
Title: Manager